EXHIBIT (J)(1)

                            CONSENT OF INDEPENDENT AUDITORS



We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights", "Service Providers - Independent Auditors" and "Financial Statements" and to the use of our report dated December 6, 2002 on The Treasurer's Fund, Inc. (comprising, respectively, the Domestic Prime Money Market, the Tax Exempt Money Market and the U.S. Treasury Money Market
Portfolios), in this Registration Statement (Form N-1A No.811-5347) of The Treasurer's Fund, Inc.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
February 24, 2003